EXHIBIT 10.8

LEASE EXPANSION, EXTENSION AND AMENDING AGREEMENT

(FIRST, SECOND, THIRD AND FOURTH FLOORS – 6400 ROBERTS STREET)

THIS AGREEMENT is dated for reference the 25th day of July, 2008

BETWEEN:

NEWEST REALTY CORPORATION

1055 Dunsmuir Street, Suite 1800

Four Bentall Centre Vancouver,

British Columbia

V7X 1B1

(the “Landlord”)

OF THE FIRST PART

AND:

THE ACTIVE NETWORK, LTD.; a body

corporate, having a place of business at Suite 300,

6400 Roberts Street, Burnaby, British Columbia

V5G 4C9

(the “Tenant”)

OF THE SECOND PART

WHEREAS:

A. By a lease made the 13th day of September, 1999 (the “Original Lease”), HOOPP Realty Inc. (the “Original Landlord”), as landlord, leased to the Tenant (formerly known as Escom Software Services Ltd. and Class Software Solutions Ltd.), for a term (the “Original Term”) of five (5) years commencing on the 1st day of December, 1999 and ending on the 30th day of November, 2004, certain premises, known as Suite 300 and located on the third floor of the building civically described as 6400 Roberts Street, Burnaby, British Columbia (the “6400 Building”), containing a certified area of 16,292 square feet (the “Original Premises”), all upon the further terms and conditions contained in the Original Lease;

B. The Landlord herein succeeded to the interest of the Original Landlord in and to the Original Lease and in and to the Original Premises, becoming the landlord under the Original Lease;

C. By an agreement dated for reference the 25th day of June, 2004 (the “Expansion and Extension Agreement”), the Landlord and the Tenant agreed:

(i)	that the Tenant shall lease from the Landlord additional premises on the fourth floor of the 6400 Building (the “First Expansion Premises”) containing a certified Rentable Area of 947 square feet for a term of six (6) years, commencing on the 1st day of December, 2004 and ending on the 30th day of November, 2010 (the “First Expansion Premises Term”); and

(ii)	to extend the Original Term for the Original Premises for a further period of six (6) years, commencing on the 1st day of December, 2004 and ending on the 30th day of November, 2010 (the “Extended Term”),

all upon the further terms and conditions contained in the Expansion and Extension Agreement;

D. By an indenture dated for reference the 26th day of October, 2004 (the “Share Transfer”), the Landlord consented to the sale and transfer of all of the issued and outstanding shares of Class Software Solutions Inc. by the then owners to the current owners and Class Software Solutions Inc. subsequently changed its name to the Tenant named herein, effective September 30, 2004, upon the further terms and conditions contained in the Share Transfer;

E. By an agreement dated for reference the 10th day of November, 2005 (the “Second Expansion”), the Landlord and the Tenant agreed that the Tenant shall lease from the Landlord additional premises adjacent to the First Expansion Premises (the “Second Expansion Premises”) containing certified Rentable Area of 963 square feet for a term of five (5) years and five (5) months, commencing on the 1st day of July, 2005 and ending on the 30th day of November, 2010, all as more fully set out in the Second Expansion;

F. By an agreement dated for reference the 29th day of September, 2006 (the “Third Expansion”), the Landlord and the Tenant agreed that the Tenant shall lease from the Landlord:

(i)	additional premises on the first floor of the 6400 Building (the “Third Expansion Premises”) containing a certified Rentable Area of 1,975 square feet for a term of four (4) years, commencing on the 1st day of December, 2006 and ending on the 30th day of November, 2010; and

(ii)	additional premises on the second floor of the 6400 Building (the “Fourth Expansion Premises”) containing a certified Rentable Area of 2,346 square feet for a term of four (4) years, commencing on the 1st day of December, 2006 and ending on the 30th day of November, 2010, all as more fully set out in the Third Expansion;

G. By an agreement dated for reference the 1st day of November, 2007 (the “Fourth Expansion”), the Landlord and the Tenant agreed that the Tenant shall lease from the Landlord:

(i)	additional premises on the first floor of the Landlord’s building civically described as 6450 Roberts Street, Burnaby, British Columbia (the “6450 Building”) containing a certified Rentable Area of 3,299 square feet (the “Fifth Expansion Premises”) for a term of three (3) years and seven (7) months, commencing on the 1st day of May, 2007 and ending on the 30th day of November, 2010; and

(ii)	additional premises on the first floor of the 6450 Building (the “Sixth Expansion Premises”) containing a certified Rentable Area of 1,185 square feet for a term of three (3) years and one (1) month, commencing on the 1st day of November, 2007 and ending on the 30th day of November, 2010, all as more fully set out in the Fourth Expansion;

H. By an agreement dated for reference the 11th day of February, 2008 (the “Fifth Expansion”), the Landlord and the Tenant agreed that the Tenant shall lease from the Landlord:

(i)	additional premises on the second floor of the Landlord’s building civically described as 6450 Roberts Street, Burnaby, British Columbia (the “6450 Building”) containing a certified Rentable Area of 2,213 square feet (the “Seventh Expansion Premises”) for a term of two (2) years and nine (9) months, commencing on the 1st day of March, 2008 and ending on the 30th day of November, 2010, all as more fully set out in the Fifth Expansion;

I. The Original Lease together with the Expansion and Extension Agreement, the Second Expansion, the Third Expansion, the Fourth Expansion and the Fifth Expansion is herein collectively referred to as the “Lease”, The Original Premises together with the First Expansion Premises, the Second Expansion Premises, the Third Expansion Premises and the Fourth Expansion Premises is herein collectively referred to as the “6400 Building Premises”. The Fifth Expansion Premises together with the Sixth Expansion Premises and the Seventh Expansion Premises is herein collectively referred to as the “6450 Building Premises”. The 6400 Building Premises together with the 6450 Building Premises is herein collectively referred to as the “Existing Premises”;

J. The parties have agreed that the Tenant:

(i)	shall lease from the Landlord additional premises on the first floor of the 6400 Building (the “Eighth Expansion Premises”) containing a certified Rentable Area of 8,147 square feet for a term of five (5) years, commencing on the 1st day of December, 2008 and ending on the 30th day of November, 2013; and

(ii)	to extend the Term of the Lease for the 6400 Building Premises for a further period of three (3) years, commencing on the 1st day of December, 2010 and ending on the 30th day of November, 2013,

all as more fully set out herein; and

K. The parties have agreed to amend the Lease as herein set out.

WITNESS that in consideration of the covenants and agreements hereinafter contained, the Landlord and the Tenant hereby agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

1.1 The parties confirm that the recitals to this Agreement are true and correct in substance and in fact.

1.2 Capitalized terms used in this Agreement and not defined herein shall have the meaning set out in the Lease.

PART 2

EXPANSION OF PREMISES

2.1 The Landlord demises and leases unto the Tenant and the Tenant demises and leases from the Landlord the Eighth Expansion Premises shown outlined in red on the plan attached to this Agreement. With respect to the leasing of Eighth Expansion Premises the parties hereto hereby covenant, acknowledge and agree that:

(a)	the Tenant will accept the Eighth Expansion Premises in an “as is, where is” condition;

(b)	the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Eighth Expansion Premises. The Landlord makes no representation or warranty with respect to the usability of any existing phone lines and/or data cables within the Eighth Expansion Premises. The Tenant, at its expense, shall be responsible for all modifications required to reuse such phone lines and/or data cables;

(c)	all further renovations, alterations or improvements in or to the Eighth Expansion Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant’s expense and are subject to the Landlord’s prior written approval and shall be made in accordance with the Sperling Plaza Tenant Guidelines manual (the “Tenant’s Eighth Expansion Premises Work”). It is understood and agreed that the Landlord’s contractor shall be utilized for all changes to the mechanical, electrical and life safety systems. All design and consultants’ fees and permits are to the Tenant’s account. Should the Tenant require additional utilities, additional heating, ventilation or air conditioning because of the nature of its business, in excess of those already provided to the Eighth Expansion Premises, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord’s prior approval;

(d)	provided the Lease Expansion, Extension and Amending Agreement dated for reference July 25, 2008 is fully executed, the Tenant will have a Rent free period (the “Eighth Expansion Premises Fixturing Period”) commencing October 1, 2008 and ending November 30, 2008 for the purposes of completing the Tenant’s Eighth Expansion Premises Work so that the Eighth Expansion Premises are ready for the Tenant’s day-to-day business. All terms of the Lease shall be applicable from the date the Tenant takes possession of the Eighth Expansion Premises save for the payment of all Rent, which shall be payable December 1, 2008. No construction or demolition work shall commence until proof of the Tenant’s insurance has been provided to the Landlord. The Eighth Expansion Premises Fixturing Period shall only apply to the Eighth Expansion Premises and for greater certainty, all Rent shall continue to be payable on the Existing Premises in accordance with the terms of the Lease. It is agreed between the parties that if the Eighth Expansion Premises are ready for occupation for the purpose of conducting business prior to December 1, 2008, the Tenant shall be permitted to commence its business operations at no charge whatsoever during the Eighth Expansion Premises Fixturing Period;

(e)	the term of the Lease for the Eighth Expansion Premises shall be five (5) years, commencing on the 1st day of December, 2008 and ending on the 30th day of November, 2013 and all other terms and conditions contained in the Lease shall apply to the Eighth Expansion Premises, except for the Tenant’s right of early termination as provided by Schedule “D”, paragraph 5 and except as amended by Part 4 of this Agreement, as and from December 1, 2008; and

(f)	the Lease shall be amended pursuant to the amendments contained in Part 4 of this Agreement.

PART 3

EXTENSION OF TERM

3.1 The Term of the Lease for the 6400 Building Premises only is hereby extended for a further period of three (3) years, commencing on the 1st day of December, 2010, (the “Effective Date”), and ending on the 30th day of November, 2013, upon the same terms and covenants and conditions as are contained in the Lease, except for:

(a)	the Tenant will accept the 6400 Building Premises in an “as is, where is” condition;

(b)	the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the 6400 Building Premises;

(c)	all further renovations, alterations or improvements in or to the 6400 Building Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant’s expense and strictly in accordance with the provisions of the Lease. Should the Tenant require additional utilities, additional heating, ventilation or air conditioning because of the nature of its business in excess of those already provided to the 6400 Building Premises, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord’s prior approval. No construction or demolition work shall commence until proof of the Tenant’s insurance has been provided to the Landlord; and

(d)	the Lease shall be amended pursuant to the amendments contained in Part 4 of this Agreement.

PART 4

AMENDMENTS TO LEASE

4.1 The parties acknowledge and agree that as and from the 1st day of December, 2008, the Lease is amended as follows:

(a)	Section 1.01 of the Lease, being the Basic Terms, is amended as follows:

(i)	Subparagraph (d) is deleted in its entirety and replaced with the following:

“(d) Leased Premises:

In the building civically described as 6400 Roberts Street, Burnaby, British Columbia:

The whole of the 3rd floor (the “Original Premises”), a portion of the 4th floor in two phases (the “First Expansion Premises” and the “Second Expansion Premises”), a portion of the 1st floor in two phases (the ‘“Third Expansion Premises” and the “Eighth Expansion Premises”) and a portion of 2nd floor (the “Fourth Expansion Premises”); and

In the building civically described as 6450 Roberts Street, Burnaby, British Columbia:

A portion of the 1st floor in two phases (the “Fifth Expansion Premises” and the “Sixth Expansion Premises”) and a portion of the 2nd floor (the “Seventh Expansion Premises”).

The Original Premises together with the First Expansion Premises and the Second Expansion Premises are herein collectively referred to as the “Existing Premises”.”

(ii)	Subparagraph (e) is deleted in its entirety and replaced with the following:

“(e) Rentable Area of Leased Premises:	A total Rentable Area of approximately 37,367 square feet, being comprised of the Original Premises having a certified Rentable Area of 16,292 square feet, the First Expansion Premises having a certified Rentable Area of 947 square feet, the Second Expansion Premises having a certified Rentable Area of 963 square feet, the Third Expansion Premises having a certified Rentable Area of 1,975 square feet, the Fourth Expansion Premises having a certified Rentable Area of 2,346 square feet, the Fifth Expansion Premises having a certified Rentable Area of 3,299 square feet, the Sixth Expansion Premises having a certified Rentable Area of 1,185 square feet, the Seventh Expansion Premises having a certified Rentable Area of 2,213 square feet, and the Eighth Expansion Premises haying a certified Rentable Area of 8,147 square feet”.

(iii)	Subparagraph (g), titled Minimum Rent, is amended as follows:

(A)	adding the following as sub-item (vi):

“(vi)	For the Eighth Expansion Premises:

(1)	As and from December 1, 2008 to and including November 30, 2009, $122,205.00 per annum, $10,183.75 per month, based upon an annual rate of $15.00 per square foot of the Rentable Area of the Eighth Expansion Premises;

(2)	As and from December 1, 2009 to and including November 30, 2010, $126,278.50 per annum, $10,523.21 per month, based upon an annual rate of $15.50 per square foot of the Rentable Area of the Eighth Expansion Premises;

(3)	As and from December 1, 2010 to and including November 30, 2011, $134,425.50 per annum, $11,202.13 per month, based upon an annual rate of $16.50 per square foot of the Rentable Area of the Eighth Expansion Premises;

(4)	As and from December 1, 2011 to and including November 30th, 2012, $138,499.00 per annum, $11,541.58 per month, based upon an annual rate of $17.00 per square foot of the Rentable Area of the Eighth Expansion Premises; and

(5)	As and from December 1, 2012 to and including, November 30, 2013, $142,572.50 per annum, $11,881.04 per month, based upon an annual rate of $17.50 per square foot of the Rentable Area of the Eighth Expansion Premises.”.

(B)	sub-item (i), being the Minimum Rent payable for the Existing Premises, is amended by adding the following as paragraphs (4), (5) and (6):

“(4)	As and from December 1, 2010 to and including November 30, 2011, $300,333.00 per annum, $25,027.75 per month based upon an annual rate of $16.50 per square foot of the Rentable Area of the Existing Premises;

(5)	As and from December 1, 2011 to and including November 30, 2012 $309,434.00 per annum, $25,789.17 per month, based upon an annual rate of $17.00 per square foot of the Rentable Area of the Existing Premises; and

(6)	As and from December 1, 2012 to and including November 30, 2013, $318,535.00 per annum, $26,544.58 per month, based upon an annual rate of $17.50 per square foot of the Rentable Area of the Existing Premises.”.

(C)	sub-item (ii), being the Minimum Rent payable for the Third Expansion Premises and the Fourth Expansion Premises, is amended by adding the following as paragraphs (4), (5) and (6);

“(4)	As and from December 1, 2010 to and including November 30, 2011, $71,296.50 per annum, $5,941.38 per month based upon an annual rate of $16.50 per square foot of the Rentable Area of the Third Expansion and the Fourth Expansion Premises;

(5)	As and from December 1, 2011 to and including November 30, 2012, $73,457.00 per annum, $6,121.42 per month, based upon an annual rate of $17.00 per square foot of the Rentable Area of the Third Expansion and the Fourth Expansion Premises; and

(6)	As and from December 1, 2012 to and including November 30, 2013, $75,617.50 per annum, $6,301.46 per month, based upon an annual rate of $17.50 per square foot of the Rentable Area of the Third Expansion and the Fourth Expansion Premises.”.

(iv)	Subparagraph (i) is deleted in its entirety and replaced with the following;

“(i)	Security Deposit (sec 19.14): $78,910.00”

(b)	The Tenant’s Proportionate Share amount calculated in accordance with Section 2.01 of the Lease will be correspondingly revised and all other per square foot payments (but not the rates) required to be made by the Tenant shall change accordingly and any necessary adjustments made.

(c)	Section 19.14 of the Lease is amended as follows:

(i)	deleting the first sentence in its entirety, being:

“The Landlord acknowledges that it is holding the sum set out in Section 1.01(i) hereof as the Security Deposit to be applied in payment of the last months’ Rent.”

and replacing with;

“The Landlord acknowledges that, as of July 25, 2008, it is holding the sum of $17,795.62 (the “Existing Deposit”) and the Tenant covenants and agrees to deposit with the Landlord no later than October 1, 2008 an additional sum of $61,114,38 (the “Additional Deposit”). The Existing Deposit together with the Additional Deposit is the sum set out in Section 1.01(i) and known as the Security Deposit.”

(ii)	deleting the penultimate sentence and replacing with the following:

“Should the Tenant comply with all of the said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by the Tenant to the Landlord hereunder, the said Security Deposit shall be returned in full to the Tenant within 90 days of the end of the Term or earlier termination of this Lease.”.

(d)	Schedule “A” to the Lease is amended by adding the plan attached to this Agreement which shall be added to and form part of the Lease.

(e)	Schedule “D” to the Lease is amended as follows:

(i)	Deleting paragraphs 4 and 12 in their entirety and replacing with the following paragraph 16:

“16.	Tenant’s Right of First Offer

Subject to any prior third party rights, the Tenant, provided it is in occupancy of the whole of the Leased Premises and is not in default under the terms of the Lease, shall have an ongoing right of first offer until September 30, 2011 with respect to any space which becomes available for lease on the second floor and/or the fourth floor of 6400 Roberts Street individually and collectively the “Additional Premises”) on the terms and conditions and in the manner as follows:

(a)	Upon the Additional Premises becoming available for lease, the Landlord will provide written notice to advise the Tenant of the same, such notice to identify the premises in question;

(b)	Upon receipt of the Landlord’s written notice as set out above the Tenant shall have five (5) business days to submit to the Landlord an offer to lease (the “Offer”) with respect to the Additional Premises, such Offer to contain the terms under which the Tenant would be prepared to lease the Additional Premises from the Landlord including, without limitation, the basic rent payable and the term.

(c)	Upon receipt of the Offer, the Landlord shall have five (5) business days to accept the same, and if the Landlord does so accept the Offer there will be a binding agreement to lease the Additional Premises between the Landlord and the Tenant on the terms set out in the Offer.

(d)	Should the Tenant fail to submit an Offer to the Landlord, or if the Landlord does not accept the Offer, the Landlord shall be entitled to lease the Additional Premises to third parties on terms no less favourable to the Landlord. Notwithstanding the foregoing, if the Landlord is unable to lease the Additional Premises to a third party on terms not less favourable to the Landlord to those contained in the Offer within six (6) months of the date of the Offer, the Landlord will not lease the Additional .Premises to any third party without first again giving the Tenant the opportunity to submit an Offer with respect to the same pursuant to this provision.

(e)	For greater certainty, in the event the Landlord leases the Additional Premises to a third party pursuant to (d), above, the Tenant will again have a right of first offer to lease the Additional Premises when the same next become vacant and available for lease.

The provisions hereof shall not apply to any portion of the Additional Premises in connection with which it is the intention of the Landlord to lease the same to subsidiaries or associated companies or entities of the Landlord or its property or asset managers, or any portion of the Additional Premises in respect of which the Landlord temporarily or permanently relocates an existing tenant of the development for bona fide business reasons not initiated for the purpose of defeating the Tenant’s rights hereunder.”.

(ii)	Deleting paragraph 6 in its entirety. The Tenant acknowledges and agrees that there is no option to extend the Term beyond November 30, 2013.

(iii)	The following shall be added to and form part of Schedule “D” to the Lease as paragraphs 17 and 18:

“17.	TENANT IMPROVEMENT ALLOWANCE FOR THE EIGHTH EXPANSION PREMISES

Provided the Tenant is not in default, the Landlord shall provide the Tenant with an improvement allowance which shall be applied to fixturing and modifying the Eighth Expansion Premises and/or, at the Tenant’s option, toward furniture, cabling and IT installations in the amount of $15.00 per square foot of the Rentable Area of the Eighth Expansion Premises plus Goods and Services Tax (the “Eighth Expansion Premises Allowance”). Such Eighth Expansion Premises Allowance to be payable after provision of satisfactory evidence of payment of all of the Tenant’s contractors in full by the Tenant including but not limited to a statutory declaration that all fees and payments resulting from the modification and fixturing of the Eighth Expansion Premises have been made and provided the Lease Expansion, Extension and Amending Agreement dated for reference July 25, 2008 has been fully executed and the Tenant has fully occupied the Eighth Expansion Premises and commenced business operations therein.

All modifications to the Eighth Expansion Premises are to the Tenant’s account and are subject to the Landlord’s prior written approval and shall be made in accordance with the Sperling .Plaza Tenant Guidelines manual. It is understood that the Landlord’s contractor shall be utilized for all changes to the mechanical, electrical and life safety systems. All design and consultants’ fees and permits are to the Tenant’s account.

18	TENANT IMPROVEMENT ALLOWANCE FOR THE ORIGINAL PREMISES FIRST EXPANSION PREMISES, SECOND EXPANSION PREMISES, THIRD EXPANSION PREMISES AND FOURTH EXPANSION PREMISES

Provided the Tenant is not in default, the Landlord shall provide the Tenant with an improvement allowance which shall be applied to fixturing and modifying the Original Premises, the First Expansion Premises, the Second Expansion Premises, the Third Expansion Premises and the Fourth Expansion Premises and/or, at the Tenant’s option, toward furniture, cabling and IT installations in the amount of $10.00 multiplied by 22,523 plus Goods and Services Tax (the “2010 Allowance”). Such 2010 Allowance is payable December 1, 2010 provided the Tenant has provided the Landlord with satisfactory evidence of payment of all of the Tenant’s contractors in full by the Tenant including but not limited to a statutory declaration that all fees and payments resulting from the modification and fixturing of the Original Premises, the First Expansion Premises, the Second Expansion Premises, the Third Expansion Premises and the Fourth Expansion Premises have been made.

All modifications to the Original Premises, the First Expansion Premises, the Second Expansion Premises, the Third Expansion Premises and the Fourth Expansion Premises are to the Tenant’s account and are subject to the Landlord’s prior written approval and shall be made in accordance with the Sperling Plaza Tenant Guidelines manual. It is understood that the Landlord’s contractor shall be utilized for all changes to the mechanical, electrical and life safety systems. All design and consultants’ fees and permits are to the Tenant’s account.”.

(f)	Schedule “E” to the Lease, being the parking provisions of the Lease, is amended by adding the following as item 7:

“7. As and from December 1, 2008 and continuing throughout the balance of the Term, the Landlord shall make available for the Tenant, to use at its option, an additional twenty four (24) parking stalls in the designated parking lot at the prevailing monthly rental rate, which is, as of July 25, 2008, $45.00 per random parking stall per month plus applicable taxes and $55.00 per reserved parking stall per month plus applicable taxes, which rental rates may be adjusted by the Landlord from time to time.”.

4.2 The parties acknowledge and agree that as and from the 1st day of December, 2010, the Lease is amended as follows:

(a)	Schedule “D”, paragraph 5 is deleted in its entirety. The Tenant acknowledges there is no option to terminate the Lease.

(b)	Schedule “E” to the Lease, being the parking provisions of the Lease, is deleted in its entirety and replaced with the “Schedule “E” attached to this Agreement

PART 5

MISCELLANEOUS PROVISIONS

5.1 The Tenant represents and warrants that it has the right, full power and authority to agree to these amendments to the Lease, and other provisions contained in this Agreement.

5.2 The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement.

5.3 This Agreement and everything herein contained shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set out above.

The Landlord:

NEWVEST REALTY CORPORATION

Per:	/s/ illegible
(Authorized Signatory)

Per:	/s/ illegible
(Authorized Signatory)

The Tenant:

THE ACTIVE NETWORK, LTD.

Per:	/s/ Alex Barnetson
(Authorized Signatory)

Per:
(Authorized Signatory)

I/We have the authority to bind the Corporation

PLAN

EIGHTH EXPANSION PREMISES

FIRST FLOOR

MAIN FLOOR
S PLAZA I
FLOOR
ARNOLD E ASSOCIATES
LAND SURVEYING INC.

INITIALS

LL

SCHEDULE “E”

PARKING

1. As and from December , 2010 and continuing throughout the Term, the Landlord shall make available for the Tenant, to use at its option, eighty two (82) andom or reserved parking stalls in the designated parking lot at the prevailing monthly rental rate, which is, as of July 5, 2008, $45.00 per random parking stall per month plus applicable taxes and $55.00 per reserved parking stall per month plus applicable taxes, which rental rates may be adjusted by the Landlord from time to time.

2. The Landlord reserves the right to designate parking stalls for the exclusive use of particular tenants.